PROSPECTUS

                            CAPITOL FEDERAL FINANCIAL

                                  COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)

                                OFFERED UNDER THE
         CAPITAL FEDERAL FINANCIAL 2000 STOCK OPTION AND INCENTIVE PLAN

                            ------------------------

     THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

     This prospectus describes the Capitol Federal Financial 2000 Stock Option and Incentive Plan. Participation in the Plan is offered, as described in this prospectus, to directors, advisory directors and employees of Capitol Federal Financial and its subsidiaries We sometimes refer to the Capitol Federal Financial 2000 Stock Option and Incentive Plan as the "Plan" and to Capitol Federal Financial as "Capitol Federal" or the "Company" in this prospectus.

     This prospectus will not be available for reoffers or resales of securities acquired through the Plan by affiliates of Capitol Federal, as defined in Rule 405 under the Securities Act of 1933, as amended.

Capitol Federal's common stock is traded on The Nasdaq National Market under the symbol "CFFN."
                            -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER GOVERNMENTAL AGENCY HAS APPROVED OR DISAPPROVED OF THE CAPITOL FEDERAL COMMON STOCK TO BE ISSUED UNDER THE PLAN OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

     We have not authorized anyone to give any information or make any representation about the Plan or Capitol Federal that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                            -------------------------

                 THE DATE OF THIS PROSPECTUS IS April 24, 2000.

                                TABLE OF CONTENTS


                                                                          Page

CAPITOL FEDERAL FINANCIAL 2000 STOCK OPTION AND INCENTIVE PLAN...........  1

         General Information.............................................  1
         Description of Terms and Conditions.............................  1
         Administration of the Plan......................................  1
         Reoffers and Resales............................................  1
         Federal Income Tax Consequences.................................  2
         ERISA...........................................................  3
         Recent Events...................................................  4


WHERE YOU CAN FIND ADDITIONAL INFORMATION................................  4

         The Registration Statement......................................  4
         Incorporation by Reference......................................  4
         Annual Report to Shareholders...................................  5


ATTACHMENT

         Capitol Federal Financial 2000 Stock Option and Incentive Plan

         CAPITOL FEDERAL FINANCIAL 2000 STOCK OPTION AND INCENTIVE PLAN

GENERAL INFORMATION

     You should consult with your own legal counsel regarding the tax and securities laws implications of participation in the Plan. Any director, executive officer or beneficial owner of more than 10% of the outstanding shares of Capitol Federal common stock should consider the applicability of Sections
16(a) and 16(b) of the Securities Exchange Act of 1934 to his or her participation in the Plan. For purposes of Section 16, the term executive officer refers to Capitol Federal's president, principal financial officer, or principal accounting officer, any vice president of Capitol Federal in charge of a principal business unit, division or function such as sales, administration or finance, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for Capitol Federal. Officers of Capitol Federal's affiliates, which includes Capitol Federal Savings Bank and Capitol Federal Savings Bank MHC, may be deemed executive officers of Capitol Federal if they perform policy-making functions for Capitol Federal.

DESCRIPTION OF TERMS AND CONDITIONS

     See the attached copy of the Plan for a complete description of its terms and conditions. Participants may obtain additional information about the Plan, by contacting Shareholder Relations, Capitol Federal Financial, 700 Kansas Avenue, Topeka, Kansas 66603; telephone number (785) 270-6055.

ADMINISTRATION OF THE PLAN

     The Plan is administered by the Stock Benefit Committee of Capitol Federal's Board of Directors. The present members of the Stock Benefit Committee are Directors B. B. Andersen and Marilyn S. Ward. Members of the Committee serve at the discretion of the Board of Directors and may be removed by the Board at any time.

REOFFERS AND RESALES

     Capitol Federal has registered the shares which you will receive under the Securities Act of 1933, but if you are an "affiliate" of Capitol Federal that registration will not apply to your resale of these shares. The word "affiliate" is defined in Rule 405 of Regulation C under the Securities Act of 1933.

     If you are an "affiliate" of Capitol Federal, you may sell your shares of Capitol Federal common stock by complying with Rule 144 under the Securities Act of 1933. Rule 144 generally requires that certain information concerning Capitol Federal is publicly available, and that sales are made in routine brokerage transactions or through a market maker. Further, each affiliate, or persons acting in concert with such affiliate, may not sell, without registration, in any three-month period, a number of shares which exceeds the greater of (i) 1% of the number of outstanding shares, or (ii) the average weekly reported volume of trading of the shares reported through a national securities exchange or the Nasdaq System during the four weeks preceding the sale.

     If the number of shares sold in reliance upon Rule 144 during any three-month period exceeds 500, or has an aggregate sale price greater than $10,000, a Form 144 must be filed with the SEC in Washington, D.C. One additional copy of the notice must be furnished to the principal exchange on which the shares are traded if admitted for trading on a national securities exchange. The Form 144 must be signed and transmitted for filing at the same time the sale order is placed with the broker or executed with the market maker.

     This discussion of Rule 144 is only a summary, and you should consult the full text of that Rule for a complete statement of its provisions. You should consult with your own counsel about Rule 144 before disposing of your shares.

FEDERAL INCOME TAX CONSEQUENCES

     Under federal income tax laws as in effect as of the date of this prospectus, awards granted under the Plan will have the following federal income tax consequences:

1. The grant of an award, by itself, will generally neither result in the recognition of taxable income to the participant nor entitle Capitol Federal to a deduction at the time of such grant.

2. In order for a stock option award to qualify as an "Incentive Stock Option," the stock option awarded under the Plan must meet the conditions contained in Section 422 of the Internal Code, including the requirement that the shares acquired upon the exercise of the stock option be held for at least one year after the date of exercise and at least two years after the grant of the option. The exercise of an Incentive Stock Option will generally not, by itself, result in the recognition of taxable income to the participant nor entitle Capitol Federal to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of adjustment which may, in certain situations, trigger the alterative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax. The alternative minimum tax will be payable at the rate of 26% on the first $175,000 of "alternative minimum taxable income" above the exemption amount (the exemption amount being $33,750 for a single individual or $45,000 for married individuals filing jointly). This tax applies at a flat rate of 28% on alternative minimum taxable income more than $175,000 above the applicable exemption amounts. If a taxpayer has alternative minimum taxable income in excess of $150,000 (married individuals filing jointly) or $112,500 (single individual), the $45,000 or $33,750 exemptions will be reduced by an amount equal to 25% of the amount by which the alternative minimum taxable income of the taxpayer exceeds $150,000 or $112,500, respectively.

3. If the shares are held by the participant for at least one year after the Incentive Stock Option is exercised and two years after the Incentive Stock Option was granted, the participant will recognize a long-term capital gain or loss upon disposition of the shares and Capitol Federal will not be entitled to a corresponding deduction. The amount of such gain or loss will be equal to the difference between the amount realized by the participant upon disposition of the shares and the amount paid by the participant for such shares.

4. If the shares acquired upon exercise of an Incentive Stock Option are not held for at least one year after transfer of such shares to the participant and two years after the grant of the Incentive Stock Option, the participant generally will recognize ordinary income or loss upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. In such an event, Capitol Federal will generally be entitled to a corresponding deduction, provided Capitol Federal meets its federal tax reporting obligations. The participant will also recognize capital gain or loss in an amount of the difference, if any, between the sale price and the fair market value of the shares on the date of exercise of the Incentive Stock Option; such capital gain or loss will be characterized as short- or long-term depending on how long the shares are held after the date of exercise of the Incentive Stock Option. Capitol Federal will not be entitled to a corresponding deduction for such capital gain or loss.

5. The exercise of a Non-Qualified Stock Option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option. Capitol Federal will be allowed a deduction at the time and in the amount of any ordinary income recognized by the participant upon the exercise of a Non-Qualified Stock Option, provided Capitol Federal meets its federal tax reporting obligations. Upon sale of the shares acquired upon exercise of a Non-Qualified Stock Option, any appreciation or depreciation in the value of such shares from the time of exercise will result in the recognition of a capital gain or loss by the participant.
     Such gain or loss will be short- or long-term capital gain or loss depending upon how long the participant held the shares following exercise of the Non-Qualified Stock Option. Capitol Federal will not be entitled to a corresponding deduction for such capital gain or loss.

6. The exercise of a stock appreciation right will result in the recognition of ordinary income by the participant on the date of exercise. The amount of ordinary income recognized will equal the amount of cash that represents the appreciation in the value of the shares and/or the fair market value on that date of the shares acquired pursuant to the exercise in excess of any amount paid by the employee for the stock. Capitol Federal will be entitled to a corresponding deduction provided that it meets its federal tax reporting obligations.

     This discussion of federal income tax consequences is a summary only, and you should consult the Internal Revenue Code and the regulations promulgated thereunder for a complete statement of all relevant federal tax provisions. IT IS RECOMMENDED THAT YOU CONSULT YOUR OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES IN YOUR INDIVIDUAL SITUATION. Participants subject to taxes imposed by state, local and other taxing authorities, including foreign governments, should consult with their own attorneys or tax advisers regarding those tax consequences.

ERISA

     The Plan is not subject to the Employee Retirement Income Security Act of 1974.

RECENT EVENTS

     There have been no material changes in Capitol Federal's affairs which have occurred since the end of the latest fiscal year for which certified financial statements are included in the annual report incorporated by reference herein and which have not been described in a Current Report on Form 8-K or Quarterly Report on Form 10-Q timely filed with the SEC.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

THE REGISTRATION STATEMENT

     Capitol Federal has filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution to Plan participants of the shares of Capitol Federal common stock to be issued under the Plan. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Capitol Federal and Capitol Federal common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

     In addition, Capitol Federal files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read this information at the following locations of the SEC:


    Public Reference Room                       New York Regional Office
    450 Fifth Street, N.W.                        7 World Trade Center
          Room 1024                                    Suite 1300
    Washington, D.C. 20549                        New York, N.Y. 10048

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Capitol Federal, who file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information regarding Capitol Federal into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that other information included directly in this document supersedes.

     This prospectus incorporates by reference the documents listed below that Capitol Federal has previously filed with the SEC. Our SEC file number is 000-25391. They contain important information about Capitol Federal and its financial condition.


1. Capitol Federal's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

2. Capitol Federal's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999; and

3. The description of the common stock, par value $0.01 per share, of Capitol Federal set forth under "Description of Capital Stock of Capitol Federal Financial," "Our Policy Regarding Dividends," "Capitol Federal Savings Bank MHC Intends to Waive Any Dividends From Capitol Federal Financial" and "Market for Common Stock" contained in Capitol Federal's prospectus dated February 11, 1999, and incorporated in Capitol Federal's registration statement on Form 8-A filed February 12, 1999 (and any amendments or reports filed for the purpose of updating the description).

     Capitol Federal incorporates by reference additional documents it may file with the SEC between the date of this prospectus and the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. These documents include periodic reports, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through Capitol Federal or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from Capitol Federal without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Capitol Federal at the following address:


                            Capitol Federal Financial
                                700 Kansas Avenue
                              Topeka, Kansas 66603
                                 (785) 270-6055

     All information appearing in this prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated by reference.

ANNUAL REPORT TO SHAREHOLDERS

     A copy of Capitol Federal's most recent Annual Report to Shareholders has been or will be delivered to each participant in the Plan. An additional copy of Capitol Federal's most recent Annual Report to Shareholders may be obtained by any participant by contacting Shareholder Relations, Capitol Federal Financial, 700 Kansas Avenue, Topeka, Kansas 66603; telephone number (785) 270-6055.

                                   ATTACHMENT

                            CAPITOL FEDERAL FINANCIAL

                      2000 Stock Option and Incentive Plan


     1. PLAN PURPOSE. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, advisory directors and employees of the Corporation and its Affiliates.

     2. DEFINITIONS. The following definitions are applicable to the Plan:

     "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Right, or any combination thereof, as provided in the Plan.

     "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

     "Board" -- means the board of directors of the Corporation.

     "Cause" -- means Termination of Service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

     "Code" -- means the Internal Revenue Code of 1986, as amended.

     "Committee" -- means the Committee referred to in Section 3 hereof.

     "Corporation" -- means Capitol Federal Financial, a federally-chartered corporation, and any successor thereto.

     "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee which is intended to qualify as an incentive stock option under
Section 422(b) of the Code. Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

     "Market Value" -- means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act") on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing bid and asked quotations with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

     "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option.

     "Option"  -- means an  Incentive  Stock  Option  or a  Non-Qualified  Stock
Option.

     "Participant" -- means any director, advisory director or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

     "Plan" -- means this Capitol Federal Financial 2000 Stock Option and Incentive Plan.

     "Related" -- means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof.

     "Right" -- means a stock appreciation right with respect to Shares granted by the Committee pursuant to the Plan.

     "Shares" -- means the shares of common stock of the Corporation.

     "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either
(i) an employee of the Corporation or any Affiliate for purposes of an Incentive Stock Option, or (ii) a director, advisory director or employee of the Corporation or any Affiliate for purposes of any other Award.

     3. ADMINISTRATION. The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4. SHARES SUBJECT TO PLAN.

     (a) Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 3,780,718, plus (i) the number of Shares repurchased by the Corporation in the open market or otherwise with an aggregate price no greater than the cash proceeds received by the Corporation from the exercise of Options granted under the Plan; plus
(ii) any Shares surrendered to the Corporation in payment of the exercise price of Options granted under the Plan. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury Shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

     (b) During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 1,000,000 Shares, subject to adjustment as provided in Section 6.

     5. AWARDS.

     (a) OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan and the requirements of applicable law as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

          (i) EXERCISE PRICE. The exercise price per Share for an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option.

          (ii) OPTION TERM. The term of each Option shall be fixed by the Committee, but shall be no greater than 10 years in the case of an Incentive Stock Option or 15 years in the case of a Non-Qualified Stock Option.

          (iii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

          (iv) INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted by the Committee only to employees of the Corporation or its Affiliates.

          (v) TERMINATION OF SERVICE. Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of the Option, upon Termination of Service of the Participant for any reason other than for Cause, all Options then currently exercisable shall remain exercisable for the lesser of (A) three years following such Termination of Service or (B) until the expiration of the Option by its terms. Upon Termination of Service for Cause, all Options not previously exercised shall immediately be forfeited.

     (b) RIGHTS. A Right shall, upon its exercise, entitle the Participant to whom such Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional Shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the exercise price of such Right, multiplied by the number of Shares with respect to which such Right shall have been exercised. A Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Right was exercised. Upon the exercise or termination of a Related Option, any Related Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

     6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as otherwise provided herein, any Award which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Award.

     7. EFFECT OF MERGER ON OPTIONS OR RIGHTS. In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Right has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     8. EFFECT OF CHANGE IN CONTROL. Each of the events specified in the following clauses (i) through (iii) of this Section 8 shall be deemed a "change in control": (i) any third person, other than Capitol Federal Savings Bank MHC, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may

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be cast,  (ii) as a result of, or in  connection  with,  any cash tender  offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation (whether in stand alone or mutual holding company form) or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, all Options and Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event. Provided, however, that no Option or Right which has previously been exercised or otherwise terminated shall become exercisable.

     9. ASSIGNMENTS AND TRANSFERS. No Incentive Stock Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution. Any other Award shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, or a gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 9, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

     10. EMPLOYEE RIGHTS UNDER THE PLAN. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

     11. DELIVERY AND REGISTRATION OF STOCK. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     12. WITHHOLDING TAX. The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation

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shall have the right to require the  Participant or such other person to pay the
Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. All withholding decisions pursuant to this Section 12 shall be at the sole discretion of the Committee or the Corporation.

     13. AMENDMENT OR TERMINATION.

     (a) The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

     (b) The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

     14. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of fifteen years thereafter unless sooner terminated under Section 13 hereof.








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